ADDENDUM TO SCHEDULE A
                               COMMISSION SCHEDULE

               COLUMBUS LIFE INSURANCE COMPANY SEPARATE ACCOUNT 1
         LEGACY SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE CONTRACT


                                                                                            Percentage of
                                                                                         End of Policy Year
                                                 Percentage of Premium                 Unloaned Account Value


Year 1                                        90% of target; 3% of excess                        0%
Years 2 - 6                                  4.5% of target; 3% of excess                       .25%
Years 7 - 12                                  3% of target; 3% of excess                        .25%
Years 13+                                                 0%                                    .15%



Chargeback Scale
- --------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
# of Completed Months Inforce                 0-6        7         8          9          10        11         12
- --------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
% of Commissions Recovered                    100        95        90         80         60        30         0
- --------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------


Agreed to this ___ day of January, 2002.

COLUMBUS LIFE INSURANCE COMPANY              TOUCHSTONE SECURITIES, INC.


By:                                          By:
   -----------------------------------          ----------------------------
   Lawrence L. Grypp, President                 Jill T. McGruder, President
   And Chief Executive Officer
                                             And, its affiliated insurance
                                             agencies:

COLUMBUS LIFE INSURANCE COMPANY              IFS INSURANCE AGENCY, INC.


By:                                          By:
   -----------------------------------          ----------------------------
   Mark A. Wilkerson, Senior Vice               Jill T. McGruder, President
   President and Chief Marketing Officer
                                             IFS AGENCY SERVICES, INC.


                                             By:
                                                 ---------------------------
                                                 Jill T. McGruder, President

                                             IFS AGENCY, INC.


                                             By:
                                                 ---------------------------
                                                 Charles White, President